Consent of Independent Certified Public Accountants



Alford Refrigerated Warehouses, Inc.
Dallas, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Form SB-2 Amendment No. 1) of our reported dated March 9, 1999, relating to the consoldated financial statements of Alford Warehouses, Inc. which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the Pros-pectus.



                                                  /s/ BDO Seidman, LLP
                                                  ------------------------------
                                                  BDO Seidman, LLP



Dallas, Texas
June 15, 1999